UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT  REPORT

PURSUANT TO SECTION 13  OR  15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   January 13, 2015

TRYCERA FINANCIAL, INC.
 (Exact name of registrant as specified in its Charter)

Nevada	0-30872	33-0910363
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

18100 Von Karman Ave, Suite 850, Irvine, California		92612
(Address of principal executive offices)		(Zip Code)

(949) 705-4480
(Registrant’s telephone number, including area code)

______________________________________________
 (Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)(c)      On January 8, 2015, our board of directors formally accepted the resignation of Hector Alvarez as a member of our board of directors who left the company so to freely pursue other ventures and interests.

On January 8, 2015, Mr. Norman Hardy was elected to the Company’s board of directors to fill the vacancy resulting from Mr. Alvarez’s resignation.

On January 8, 2015, our board of directors formally accepted the resignation of company officers Hector Alvarez and Steve Rowe who left the company so to freely pursue other ventures and interests.

Norman Hardy Bio

Mr. Norman Hardy has been an entrepreneur and a leader in his community for over twenty years.  At the age of 22 he began his own construction and concrete business which employed up to 20 employees.   In just a few short years, his company became the leading concrete company in the Portland, OR and surrounding area.  Norman owned and operated this business until 2007 when he decided to sell it due to the decline in the home building industry.

Mr. Hardy’s family was involved in the auto industry for many years and in 2008, Mr. Hardy teamed up with his brother and father to start their own auto auction company.  This startup company set out to wholesale cars to car dealerships throughout the Northwest and beyond.  With the help of Norm’s talents, which include his strengths with people, contacts and ability to work tirelessly to accomplish results, this auto auction company now generates up to $150 million in annual revenues.

Mr. Hardy’s responsibilities include overseeing the day-to-day operations necessary to keep their weekly auctions running smoothly.  This includes interacting with the dealerships, coordinating the in and out flow of the cars to their weekly auction, and overseeing the over 100 employees needed to operate this successful business.  In just six years, he helped grow the company from an unknown business to one that currently works with up to 4,000 auto dealerships.

Mr. Hardy is active in his church, loves spending time outdoors with his wife and three boys.  Whether it’s golfing on business outings, riding dirt bikes on the weekends with his kids or taking them to baseball practice, he is always sure to be making a positive impact in the community.

The Company welcomes Norman Hardy to its board of directors and intends to leverage this opportunity to help gain market share in the financial services and credit services industry thru the auto dealerships.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRYCERA FINANCIAL, INC. (Registrant)

Date: January 13, 2015	By:	/s/ Ray A. Smith
Ray A. Smith
President